Exhibit 10.3

CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS,
PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE
RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK,
$.001 PAR VALUE PER SHARE

It is hereby certified that:

I. The name of the corporation is VoIP, Inc. (the "Corporation"), a Texas corporation.

II. Set forth hereinafter is a statement of the voting powers, preferences, limitations, restrictions, and relative rights of shares of Series A Convertible Preferred Stock hereinafter designated as contained in a resolution of the Board of Directors of the Corporation pursuant to a provision of the Certificate of Incorporation of the Corporation permitting the issuance of said Series A Convertible Preferred Stock by resolution of the Board of Directors:

Series A Convertible Preferred Stock, $.001 par value.

1. Designation: Number of Shares. The designation of said series of Preferred Stock shall be Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 17,537,268. Each share of Series A Preferred Stock shall have a stated value equal to $0.50 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Stated Value"), and $.001 par value. The Corporation will not issue more than 17,537,268 shares of Series A Preferred Stock (“Original Issue”) and such additional shares of Series A Preferred Stock as may be issued in connection with the Original Issue.

2. Dividends.

The holders of the Series A Preferred Stock (the “Holders”) shall receive dividends on a fully diluted basis if any dividend is declared for the common stock of the Corporation (the “Common Stock”). The Holders of the Series A Preferred Stock shall not receive any preferential dividends except as set forth in Section 7 herein.

3. Liquidation and Optional Redemption Rights.

(a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holders of the Series A Preferred Stock shall be entitled to receive, and before any payment or distribution shall be made on the Common Stock and/or any other class of junior stock, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series A Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to Holders of the Series A Preferred Stock, the holders of the Common Stock of the Corporation and any other class of junior stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the Holders of the Series A Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holders of Series A Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed to the exclusion of the holders of shares of Common Stock and any other class of junior stock ratably among the Holders of the Series A Preferred Stock.

(b) The purchase or the redemption by the Corporation of shares of any class of stock, the merger or consolidation of the Corporation with or into any other corporation or corporations, or the sale or transfer by the Corporation of any material part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 3 except in the event that in such transaction the Holders of Series A Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Series A Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor corporation immediately thereafter. This provision may be waived in writing by holders of 80% of the then outstanding Series A Preferred Stock.

(c) The Corporation will have the option of redeeming the Obligation Amount (defined below) ("Optional Redemption"), in whole or in part, by paying to the Holder a sum of money equal to one hundred twenty percent (120%) of the Obligation Amount to be redeemed (the "Redemption Amount"). The Corporation’s election to exercise its right to redeem must be by notice in writing (“Notice of Redemption”) and made proportionately to all Holders of Series A Preferred Stock. The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be not less than thirty (30) business days after receipt of the Notice of Redemption (the "Redemption Period"). A Notice of Redemption shall not be effective with respect to any portion of the Obligation Amount for which the Holder has a pending election to convert pursuant to Section 4 hereof, or for conversions initiated or made by the Holder during the Redemption Period. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has exercised its rights pursuant to Section 4, shall be paid in good funds to the Holder. In the event the Corporation fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Notice of Redemption will be null and void.

4. Conversion into Common Stock. Holders of shares of Series A Preferred Stock shall have the following conversion rights and obligations:

(a) Subject to the further provisions of this paragraph 4 each Holder of shares of Series A Preferred Stock shall have the right at any time commencing after the issuance to the Holder of Series A Preferred Stock to convert such shares, accrued and unpaid dividends on such shares, and any other sum owed by the Corporation arising from the Series A Preferred Stock or pursuant to a Subscription Agreement entered into by the Corporation and the Holder or Holder’s predecessor in connection with the issuance of Series A Preferred Stock (“Subscription Agreement”) (collectively “Obligation Amount”) into fully paid and non-assessable shares of Common Stock of the Corporation determined in accordance with the Conversion Price provided in paragraph 4(b) below (the "Conversion Price"). All issued or accrued but unpaid dividends may be converted at the election of the Holder simultaneously with the conversion of the principal amount of Stated Value of Series A Preferred Stock being converted.

(b) The number of shares of Common Stock issuable upon conversion of the Obligation Amount shall equal the Stated Value per share being converted divided by (ii) the Conversion Price. The Conversion Price shall be the lesser of (i) $0.072 or (ii) seventy percent (70%) of the three (3) lowest closing bid prices for the ten (10) days prior to the conversion, subject to adjustment as described herein and in the Subscription Agreement.

(c) Holder will give notice of its decision to exercise its right to convert the Series A Preferred Stock or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed as Exhibit A to the Certificate of Designation) to the Corporation via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of the Subscription Agreement. The Holder will not be required to surrender the Series A Preferred Stock certificate until the Series A Preferred Stock has been fully converted. Each date on which a Notice of Conversion is telecopied to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Corporation will itself or cause the Corporation’s transfer agent to transmit the Corporation's Common Stock certificates representing the Common Stock issuable upon conversion of the Series A Preferred Stock to the Holder via express courier for receipt by such Holder within three (3) business days after receipt by the Corporation of the Notice of Conversion (the "Delivery Date"). In the event the Common Stock is electronically transferable, then delivery of the Common Stock must be made by electronic transfer provided request for such electronic transfer has been made by the Holder. A Series A Preferred Stock certificate representing the balance of the Series A Preferred Stock not so converted will be provided by the Corporation to the Holder if requested by Holder, provided the Holder has delivered the original Series A Preferred Stock certificate to the Corporation. To the extent that a Holder elects not to surrender Series A Preferred Stock for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Corporation against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount of the Stated Value of the Series A Preferred Stock then owned by the Holder.

In the case of the exercise of the conversion rights set forth in paragraph 4(a), the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record Holder of such shares of Series A Preferred Stock so converted.

Upon the conversion of any shares of Series A Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the Holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

The Corporation shall not be required, in connection with any conversion of Series A Preferred Stock and payment of dividends on Series A Preferred Stock to issue a fraction of a share of its Series A Preferred or Common Stock, and shall instead deliver a stock certificate representing the next whole number.

The Corporation and Holder may not convert that amount of the Obligation Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on such Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Obligation Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may revoke the conversion limitation described in this Paragraph, in whole or in part, upon 61 days’ prior notice to the Corporation. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after 61 days’ prior written notice to the Company to increase such percentage to up to 9.99%.

(d) The Conversion Price determined pursuant to Paragraph 4(b) shall be subject to adjustment from time to time as follows:

(i) In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series A Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Conversion Price shall be adjusted proportionately so that the Holders of Series A Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion Price pursuant to this paragraph 4(d)(i) shall become effective immediately after the effective date of the event.

(ii) For so long as Series A Preferred Stock is outstanding, the Holder is granted the anti-dilution and price protection rights set forth in the Subscription Agreement and herein.

(e) (i) In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock), then, unless the right to convert shares of Series A Preferred Stock shall have terminated as part of such merger, lawful provision shall be made so that Holders of Series A Preferred Stock shall thereafter have the right to convert each share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in sub-paragraph (d) of this paragraph 4. The foregoing provisions of this paragraph 4(e) shall similarly apply to successive mergers.

(ii) In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holders of Series A Preferred Stock shall thereafter have the right to convert each share of the Series A Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

(f) Whenever the number of shares to be issued upon conversion of the Series A Preferred Stock is required to be adjusted as provided in this paragraph 4, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder of record of Series A Preferred Stock notice of such adjusted conversion price not later than the first business day after the event, giving rise to the adjustment.

(g) In case at any time the Corporation shall propose:

(i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the Holders of its Common Stock; or

(ii) to offer for subscription to the Holders of its Common Stock any additional shares of any class or any other rights; or

(iii) any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

(iv) the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days’ prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series A Preferred Stock and for the Common Stock and to the Holders of record of the Series A Preferred Stock.

(h) So long as any shares of Series A Preferred Stock or any Obligation Amount shall remain outstanding and the Holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 4 the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock 125% of the number of shares of Common Stock that would be necessary to allow the conversion of the entire Obligation Amount.

(i) The term “Common Stock” as used in this Certificate of Designation shall mean the $.001 par value Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed, or shares of stock of any class or other securities and/or property into which the shares of Series A Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 4.

(j) The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series A Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

(k) In the event a Holder shall elect to convert any shares of Series A Preferred Stock as provided herein, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said shares of Series A Preferred Stock shall have been sought and obtained by the Corporation or at the Corporation’s request or with the Corporation’s assistance and the Corporation posts a surety bond for the benefit of such Holder equal to 120% of the Obligation Amount sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

(l) In addition to any other rights available to the Holder, if the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 4(c) by the Delivery Date and if within seven (7) business days after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Common Stock which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Corporation shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) within five (5) business days after written notice from the Holder, the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Stated Value of the shares of Series A Preferred Stock for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Stated Value of Series A Preferred Stock, the Corporation shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(m) The Corporation understands that a delay in the delivery of Common Stock upon conversion of Preferred Stock in the form required pursuant to this Certificate and the Subscription Agreement after the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Corporation agrees to pay (as liquidated damages and not as a penalty) to the Holder for such late issuance of Common Stock upon Conversion of the Series A Preferred Stock in the amount of $100 per business day after the Delivery Date for each $10,000 of Obligation Amount being converted of the corresponding Common stock which is not timely delivered. The Corporation shall pay any payments incurred under this section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Corporation fails for any reason to effect delivery of the Common Stock by the Delivery Date, the Holder will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all by delivery of a notice to such effect to the Corporation, whereupon the Corporation and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation is given to the Corporation.

5. Voting Rights. The Holder of shares of Series A Preferred Stock shall not have voting rights except as described in Section 6 hereof.

6. Restrictions and Limitations.

(a) Amendments to Charter. The Corporation shall not amend its certificate of incorporation, other than to increase the number of shares of common or preferred stock that is authorized to issue or to effect a reverse split of its common stock, without the approval by the holders of at least 80% of the then outstanding shares of Series A Preferred Stock if such amendment would:

(i) change the relative seniority rights of the holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series A Preferred Stock;

(ii) reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of Series A Preferred Stock;

(iii) cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section 4 herein; or

(iv) cancel or modify the rights of the holders of the Series A Preferred Stock provided for in this Section 6.

7. Event of Default.

Unless waived in writing by Holders of 80% of the then outstanding Series A Preferred Stock, the occurrence of any of the following events shall be an event of Default ("Event of Default") and shall, after the applicable period to cure the Event of Default, cause the preferential dividend rate described in paragraph 2 hereof to become 10% of the stated value per annum, from and after the occurrence of such event:
(i) The Corporation fails to timely pay any dividend payment or the failure to timely pay any other sum of money due to the Holder from the Corporation.

(ii) The Corporation breaches any material covenant, term or condition of the Subscription Agreement or in this Certificate of Designation.

(iii) Any material representation or warranty of the Corporation made in the Subscription Agreement, or in any agreement, statement or certificate given in writing pursuant thereto shall prove to have been false or misleading at the time when made.

(iv) The Corporation or any of its subsidiaries shall make an assignment of a substantial part of its property or business for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

(v) Any money judgment, confession of judgment, writ or similar process shall be entered against the Corporation, a subsidiary of the Corporation, or their property or other assets for more than $100,000, and is not vacated, satisfied, bonded or stayed within 45 days.

(vi) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by the Corporation or if instituted against the Corporation or any of its subsidiaries, is not dismissed within 45 days.

(vii) An order entered by a court of competent jurisdiction, or by the Securities and Exchange Commission, or by the National Association of Securities Dealers, preventing purchase and sale transactions in the Corporation’s Common Stock for a period of five or more consecutive trading days.

(viii) The Corporation's failure to timely deliver to the Holder Common Stock or a replacement Preferred Stock certificate (if required) within fifteen (15) business days of the required delivery date.

(ix) Delisting of the Common Stock from the OTC Bulletin Board (“OTCBB”) or such other principal market or exchange on which the Common Stock is listed for trading, if the Common Stock is not quoted or listed on such market or exchange, or quoted on the automated quotation system of a national securities association or listed on a national securities exchange, within ten (10) trading days after such delisting.

(x) The Corporation fails to reserve the amount of Common Stock required to be reserved pursuant to Section 4(h) hereof.

(xi) A default by the Corporation of a material term, covenant, warranty or undertaking of any other agreement to which the Corporation and Holder are parties, or the occurrence of a material event of default under any such other agreement, in each case, which is not cured after any cure period.

(xii) Upon the occurrence of a Change in Control. A “Change in Control” shall mean (i) the Corporation becoming a Subsidiary of another entity, (ii) a majority of the board of directors of the Corporation as of the Issue Date of Series A Preferred Stock or successors appointed by the board of directors having a majority consisting of such persons or their successors no longer serving as directors of the Corporation except due to natural causes, (iii) if any person or entity other than officers or directors or persons or entities beneficially owning more than ten percent (10%) or more of the voting power of outstanding capital stock of the Corporation as of the Issue date of Series A Preferred Stock, acquires fifty percent (50%) or more of the voting power of outstanding capital stock of the Corporation, (iv) the sale, lease or transfer of substantially all the assets of the Corporation or Subsidiaries.

8. Status of Converted or Redeemed Stock. In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate be duly executed by its undersigned officer thereunto duly authorized, this 18th day of December, 2007.

VoIP, INC.

By:	/s/Robert Staats
	Name:	Robert Staats
	Title:	Chief Accounting Officer

EXHIBIT A

NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series A Convertible Preferred Stock of VoIP, Inc.)

The undersigned hereby irrevocably elects to convert $______________ of the Stated Value of the above Series A Convertible Preferred Stock into shares of Common Stock of VoIP, Inc. (the "Corporation") according to the conditions hereof, as of the date written below.

Date of Conversion:__________________________________________________________________________

Applicable Conversion Price Per Share:_____________________________________________________

Number of Common Shares Issuable Upon This Conversion:____________________________________

Select one:

☐    A Series A Convertible Preferred Stock certificate is being delivered herewith. The unconverted portion of such certificate should be reissued and delivered to the undersigned.

☐ A Series A Convertible Preferred Stock certificate is not being delivered to VoIP, Inc.

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

____________________________________________________________________________________

Deliveries Pursuant to this Notice of Conversion Should Be Made to:

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________